CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report included herein dated July 15, 2008 with respect to the balance sheet of Podium Technology Limited and Subsidiary as of December 31, 2007 and the related statements of operations, changes in stockholder's equity and comprehensive income and cash flows for the period July 3, 2007 (inception) to December 31, 2007. We also consent to the reference of our Firm under the caption "Experts" in such Registration Statement and related prospectus.

Kempisty & Company,
Certified Public Accountants, P.C.
New York, New York

Dated: November 26, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report included herein dated March 10, 2008 with respect to the balance sheets of Yinlips Digital Technology (Shenzhen) Co., Ltd. as of December 31, 2007 and 2006 and the related statements of operations, changes in stockholder's equity and comprehensive income and cash flows for each of the years in the two year period ended December 31, 2007. We also consent to the reference of our Firm under the caption "Experts" in such Registration Statement and related prospectus.

Kempisty & Company,
Certified Public Accountants, P.C.
New York, New York

Dated: November 26, 2008